                                                                   EXHIBIT 10.11


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.












                           SOFTWARE LICENSE AGREEMENT


                                     BETWEEN


                               UNISYS CORPORATION


                                       AND


                              OPEN SOLUTIONS, INC.


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

                               TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS......................................................  1
ARTICLE 2 - GRANT OF LICENSE.................................................  3
ARTICLE 3 - TERM.............................................................  6
ARTICLE 4 - PAYMENT/INVOICES.................................................  6
ARTICLE 5 - DELIVERABLES/QUALITY ASSURANCE/ACCEPTANCE........................  8
ARTICLE 6 - UPDATES..........................................................  9
ARTICLE 7 - TECHNICAL TRAINING/INTEGRATION................................... 10
ARTICLE 8 - MARKETING SUPPORT................................................ 12
ARTICLE 9 - MAINTENANCE/TECHNICAL SUPPORT.................................... 13
ARTICLE 10 - NOTICES/ADMINISTRATION.......................................... 15
ARTICLE 11 - TERMINATION..................................................... 16
ARTICLE 12 - CONFIDENTIAL INFORMATION AND DISCLOSURE......................... 17
ARTICLE 13 - WARRANTY........................................................ 18
ARTICLE 14 - DISCLAIMER...................................................... 19
ARTICLE 15 - LIMITATION OF LIABILITY......................................... 20
ARTICLE 16 - INFRINGEMENT/INDEMNITY.......................................... 20
ARTICLE 17 - TRADEMARKS AND TRADE NAMES...................................... 21
ARTICLE 18 - FORCE MAJEURE................................................... 22
ARTICLE 19 - ASSIGNMENT AND BENEFITS......................................... 22
ARTICLE 20 - [**]............................................................ 22
ARTICLE 21 - GENERAL PROVISIONS.............................................. 22
ARTICLE 22 - ADDENDA/ATTACHMENTS............................................. 25
ARTICLE 23 - SURVIVAL OF PROVISIONS.......................................... 26
ARTICLE 24 - ENTIRE AGREEMENT................................................ 26

ADDENDUM A - PACKAGE AND DOCUMENTATION
ADDENDUM B - COMPENSATION SCHEDULE
ADDENDUM C - TRAVEL POLICY
ADDENDUM D - EXCLUSIONS TO SUBCONTRACTOR DEFINITION

EXHIBIT 1 - USER COMMUNICATION FORM (UCF)

                           SOFTWARE LICENSE AGREEMENT

                            AGREEMENT NO. __________

This Agreement is entered into by and between Unisys Corporation (hereinafter "UNISYS", a Delaware corporation, with offices at Township Line & Union Meeting Roads, Blue Bell, Pennsylvania 19424, and Open Solutions, Inc. (hereinafter "OSI"), a Delaware corporation, with offices at 300 Winding Brook Drive, Glastonbury, Connecticut 06033.

                                    RECITALS

OSI owns certain computer software programs and the documentation related thereto.

UNISYS desires to obtain certain rights, as hereinafter described, in said programs and their related documentation.

OSI is willing to grant such rights in said programs and their related documentation to UNISYS.

In consideration of the mutual covenants herein contained and intending to be legally bound by the provisions of this Agreement, the parties agree as follows:

ARTICLE 1- DEFINITIONS

Words, as employed in this Agreement, shall have their normally accepted meanings. The terms "herein" and "hereof" unless specifically limited, shall have reference to the entire Agreement the word "shall" is mandatory, the word "may" is permissive, the ward "or is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural and vice versa. The following terms shall have the described meaning:

A. "CORRECTION" shall mean a change made in the PACKAGE to correct errors or defects in the PACKAGE or to make the PACKAGE conform to OSI's then current DOCUMENTATION.

B. "DISTRIBUTION CHANNEL" shall mean subsidiaries, affiliates, dealers, value added resellers, distributors, manufacturer's representatives, and other such entities engaged in doing business with UNISYS, or its subsidiaries or



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     affiliates, and who acquire products from them for the purpose of ultimate sublicense to END USERS, other than competitors of OSI as in Addendum D. The DISTRIBUTION CHANNEL shall be further defined by and limited to a list of the parties (other than UNISYS and its subsidiaries which are hereby automatically included as port of the DISTRIBUTION CHANNEL) intended by UNISYS as distributors of the PACKAGE. Such list shall be furnished to OSI for review and confirmation, which shall not be unreasonably withheld, that such entities are not competitors of OSI. This process shall apply to any additions UNISYS subsequently requires to the initial list.

C. "DOCUMENTATION" shall mean any portion of those visually or machine readable materials (in English and all foreign languages, and all localizations and nationalizations for foreign countries, available from
     OSI) developed by or for OSI or licensed to OSI for use in connection with the PACKAGE and all revisions thereto made by or for OSI or licensed to OSI including, but not limited to, new documents, corrected documents and revisions to properly reflect changes made to the PACKAGE provided by OSI to UNISYS hereunder. DOCUMENTATION shall accurately describe the material features, functions, and use of the PACKAGE. A description of such materials in existence as of the Effective Date is set forth in Addendum A.

D. "END USER" shall mean the customers of UNISYS or the DISTRIBUTION CHANNEL who are granted a license or sublicense which includes the right to use the PACKAGE for productive processing of data as opposed to use for demonstration, evaluation or other nonproductive purposes.

E. "ENHANCEMENT" shall mean a new function or feature for any portion of the PACKAGE which provides a new capability which the previous releases or versions of the PACKAGE did not have and which may be incorporated into the PACKAGE by modification to the then existing programs or by development of new programs.

F. "IMPROVEMENT" shall mean an addition or change to any portion of the PACKAGE which is intended to or which does improve the performance of the PACKAGE or any portion thereof.

G. "PACKAGE" shall mean the source code and object code form of one or more software programs which performs substantially in accordance with the DOCUMENTATION. Said PACKAGE includes the programs listed in Addendum A, and any supporting programs necessary for the proper



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     functioning thereof. Said PACKAGE shall include all CORRECTIONS. UPDATES,
     IMPROVEMENTS and enhancements to any portion thereof made by or for OSI and provided to UNISYS hereunder, all translations into foreign languages and all localizations and nationalizations for foreign countries made by or for OSI to any portion of the PACKAGE from time to time.

H. "SUBCONTRACTOR" shall mean an individual or entity with whom UNISYS or the DISTRIBUTION CHANNEL has a written contract to perform specified work utilizing the PACKAGE or DOCUMENTATION; provided, however, that such contract shall be consistent with the rights and licenses granted hereunder and shall be subject to the same limitations as are contained in this Agreement for the protection of OSI's proprietary and confidential information. This definition specifically excludes as SUBCONTRACTORS the list of companies set forth in Addendum D which offer solutions competitive to the PACKAGE, and OSI may amend Addendum D, upon written notice to UNISYS pursuant to Article 10, to include additional parties offering competitive solutions.

I. "UPDATE" shall mean a release of the PACKAGE subsequent to the initial delivery in which OSI has incorporated (1) accumulated CORRECTIONS, (2) IMPROVEMENTS, (3) ENHANCEMENTS, or (4) changes based on modifications pursuant to new releases of the operating system, together with new or revised DOCUMENTATION which properly describes the updated PACKAGE.

ARTICLE 2 - GRANT OF LICENSE

A. Subject to the terms and conditions of this Agreement, OSI hereby grants to UNISYS and UNISYS hereby accepts from OSI under all of OSI's USA and foreign patents and copyrights, as well as any know-how or trade secrets related to the PACKAGE and DOCUMENTATION, a right and license to:

     1. use, copy, support, localize, nationalize, and translate the PACKAGE and DOCUMENTATION;
     2.    integrate the PACKAGE with other computer programs;
     3.    integrate the DOCUMENTATION with other written materials;
     4. grant sublicenses to END USERS in the territory (as hereinafter defined) to use, copy and modify the object code version of the PACKAGE upon such terms and conditions as shall be agreed to between UNISYS and END USERS; provided, however, any modifications by or for an END USER which include the use of any



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           proprietary information of OSI shall be subject to the same limitations as are contained in this Agreement for the protection of OSI's proprietary information;
     5. grant sublicenses to END USERS in the territory (as hereinafter defined) to use, copy and modify the source code version of the PACKAGE , upon such terms and conditions as shall be agreed to between UNISYS and END USERS; provided, however, that the use and sublicense of the source code version of the PACKAGE shall be subject to the prior written approval of OSI and shall be on terms consistent with the limitations contained in this Agreement far the protection of OSI's proprietary information; and
     6. grant sublicenses to the DISTRIBUTION CHANNEL containing the same rights as are granted to UNISYS in Subparagraphs 1 through 5, above, provided that the DISTRIBUTION CHANNEL shall be bound to protect OSI's intellectual property rights to the same extent as is required of UNISYS in this Agreement this Subparagraph shall be construed as authorizing UNISYS to permit cascaded sublicensing such that, for example, UNISYS may sublicense a subsidiary which shall have the right to sublicense a distributor, which shall have the right to sublicense an END USER.

B. Subject to paragraph 2C, the foregoing rights and licenses shall be exclusive for the territory, which shall consist of all the countries of Asia (except Japan), Australia, New Zealand and the continent of Africa.

C. OSI shall have the option to convert the rights granted herein to nonexclusive under the following conditions:

     1. If UNISYS fails to license [**] copies of the PACKAGE to END USERS within 12 months following the release of the "Asia version" of the PACKAGE (as set forth in Paragraph 7F); or

     2. If UNISYS fails to license [**] copies of the PACKAGE to END USERS during calendar year 1999; or

     3. If UNISYS fails to license [**] copies of the PACKAGE to END USERS during calendar year 2000; or

     4. If UNISYS fails to license [**] copies of the PACKAGE to END USERS during calendar year 2001.



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     For purposes of the exclusivity criteria set forth in the paragraph, a
     "license of a copy" of the PACKAGE is intended to mean the execution of a license agreement by an END USER that provides for payment to UNISYS of a license fee.

D. In consideration of the exclusivity, UNISYS agrees not to market in all or any part of the territory, directly or through the DISTRIBUTION CHANNEL, any software product that is competitive with the PACKAGE unless UNISYS first provides OSI with written notice at least 120 days in advance of such marketing, whereupon OSI may elect, at its sole option to convert this Agreement to a non-exclusive arrangement

E. Notwithstanding Paragraph 2D above, the parties agree that UNISYS and the DISTRIBUTION CHANNEL may market Unisys proprietary software products in the territory which are in existence as of the Effective Date, including updates, upgrades, enhancements, modifications and new versions thereof which are released during the term of this Agreement It is expressly agreed that the software product UNIBANKS shall be considered as a Unisys proprietary software product, notwithstanding that certain of UNIBANKS contain software licensed from third parties.

F. Notwithstanding Paragraph 2D above, UNISYS and the DISTRIBUTION CHANNEL may market other software which may be competitive with the PACKAGE under the following circumstances:

     1.    the customer requires a mainframe-based application; or

     2. the customer indicates that the PACKAGE is priced outside the upper limits of the customer's budgetary envelope; or

     3. the PACKAGE does not reasonably satisfy the customer's requirements (including such factors as functionality, platform, database or capacity); or

     4. the customer advises, after receiving a presentation on the merits of the PACKAGE, that it does not wish to use it.

     In no event, however, without OSI's prior written consent, (a) may the PACKAGE or DOCUMENTATION be provided to an END USER to be used concurrently with a competitive software product, including Unisys




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     proprietary software, unless the PACKAGE is being used concurrently with a competitive software product on a temporary basis, not to exceed 90 days or
     (b) may the PACKAGE or DOCUMENTATION be merged or integrated, in whole or in part, with any competitive software product.

G. In the event that UNISYS determines that it will offer its proprietary software or a competitive software product to a potential customer, as provided in Paragraphs 2E and 2F above, UNISYS shall advise OSI of this circumstance as soon as practicable, and in such instance OSI may offer the PACKAGE to the potential customer, either directly or through a third party.

H. the parties may at any time agree in writing to an arrangement other than the mutual exclusivity described in this Article 2 to market the PACKAGE in all or any part of the territory.

I. Unisys may, at any time during the term of this Agreement, elect to terminate its exclusive rights under this Agreement, in which event the Agreement shall became nonexclusive and the provisions of Paragraphs 2B through 2H shall be deemed deleted from the Agreement.

J. It is understood and agreed that all right, title and interest to all changes, modifications, improvements and derivative works made by UNISYS, the DISTRIBUTION CHANNEL, or SUBCONTRACTORS in and to the PACKAGE and DOCUMENTATION and all inventions, copyrights, trade secrets and other intellectual property rights therein shall vest in OSI; provided, however, that UNISYS shall have the exclusive right to use such changes and additions during the term of this Agreement OSI has all ownership rights in the PACKAGE as originally delivered to Unisys as well as all rights in subsequent modifications made to the PACKAGE by OSI, whether or not delivered to UNISYS. During the term of this Agreement, but only outside the territory, or worldwide upon the termination, expiration or cancellation of this Agreement, OSI shall have the right to use the changes and additions made by UNISYS, the DISTRIBUTION CHANNEL, or SUBCONTRACTORS in and to the PACKAGE and DOCUMENTATION. If such changes and additions consist of new modules, new functionality, changes to more than [**] or the code, or other substantial value, OSI shall pay UNISYS a royalty of [**] of the license fees received by OSI from END USERS for the use of the Unisys version of the PACKAGE and DOCUMENTATION. Nothing shall be considered as vesting any intellectual property rights in OSI for software products which are not



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     port of the PACKAGE, nor for interfaces made by UNISYS between the PACKAGE and other software products.

ARTICLE 3 - TERM

A. The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years, unless earlier terminated or canceled in accordance with the provisions of this Agreement. At the conclusion of the initial term, the Agreement will be automatically renewed for successive one year terms, unless terminated by either party by at least six months notice to the other party prior to the end of the then current term.

ARTICLE 4 -  PAYMENT/INVOICES

A. For delivery of a copy of the PACKAGE and DOCUMENTATION to UNISYS upon execution of this Agreement, and in consideration of the license granted to UNISYS in Paragraph 2A above, UNISYS agrees to pay OSI an initial license fee for the PACKAGE and DOCUMENTATION, equal to [**].

B. In addition to the initial license fee payable under Paragraph 4A above, UNISYS shall make [**] license fee payments to OSI for each license fee bearing copy of the complete or partial PACKAGE sublicensed to an END USER. Such payments are subject to reconciliation as described in Paragraph C, below. The specific license fee due OSI for the complete PACKAGE shall be as set forth in Addendum B. In the event a partial version of the PACKAGE is sublicensed to an END USER, the parties shall agree on the license fee due OSI.

C. UNISYS shall provide OSI with quarterly reports showing the quantity of license fee bearing PACKAGES sublicensed and billed hereunder commencing after the initial license fee bearing sublicense has been granted. Said reports and appropriate payment shall be provided to OSI for each calendar quarter ending March 31, June 30, September 30, December 31 during the term hereof and shall be forwarded not later than sixty (60) days after the end of each quarter. Said quantities and related license fee payments shall be subject to subsequent revision, correction and reconciliation in later quarters based on: (1) nonacceptance, revocation of acceptance, or rejection of the PACKAGE or any component thereof by an END USER; in which event UNISYS shall receive a credit or refund, at the option of UNISYS, from OSI in the amount of the applicable license fee (or pro-rata share thereof, if less than all of the



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     PACKAGE is affected) paid by UNISYS for said PACKAGE; or (2) adjustments and/or discounts applied in accordance with Paragraphs E and F below.

D. No license fee shall be due OSI in connection with the use of the PACKAGE and DOCUMENTATION by UNISYS or by the DISTRIBUTION CHANNEL for any purpose or any of their SUBCONTRACTORS for performing work for any of them, or by prospective END USERS for test, evaluation, or nonproduction purposes. Any test or evaluation by prospective END USERS shall be done under UNISYS supervision and shall not exceed ninety (90) day in duration.

E. OSI agrees,[**] from UNISYS for the PACKAGE to [**] UNISYS or the DISTRIBUTION CHANGE [**] for the PACKAGE. If OSI [**], OSI shall so notify UNISYS and [**].

F. When requested by UNISYS or OSI, both parties agree to review the license fees payable by UNISYS when mutual benefit may be achieved in response to special marketing situations.

G. Invoices for reimbursement of permitted travel and living expenses and for authorized services performed by OSI may be submitted after such services were rendered or such expenses incurred. Such invoices shall be paid within forty five (45) days after receipt and approval by UNISYS.

H. In accordance with the reporting and reconciliation provisions set forth in Paragraph C, above. UNISYS shall make payments to Os for the maintenance/technical support furnished pursuant to Article 9. The specific support fees are set forth in Addendum B.

I. It is understood and agreed that OSI is not entitled to any compensation for UNISYS or other third party products and services sold licensed by UNISYS in conjunction with the sublicensing of the PACKAGE by UNISYS.

J. OSI shall have the right during the term of this Agreement and for one year thereafter, at its cost, no more than once each calendar year, through a mutually acceptable independent auditor to audit the books and records of UNISYS as necessary to verify any license fee payments made by UNISYS. UNISYS shall make its books and records available for inspection by such auditor during its normal business hours and at its usual place of business. OSI shall give UNISYS no less than thirty days prior written notice of its desire to have such an audit performed. UNISYS books and records shall be treated



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     by such auditor as confidential information of UNISYS and shall not be disclosed except that a summary and the conclusions of the audit as they relate to this Agreement may be disclosed to OSI. If any such audit should disclose that the statements of UNISYS understate the actual license fee payable by UNISYS. UNISYS shall pay OSI the amount of the discrepancy plus interest compounded at 1% per month on any discrepant amount from the date(s) of such understatement. If such understatement is five percent (5%) or more. UNISYS shall also reimburse OSI for any expenses incurred in conducting the audit.

ARTICLE 5 -  DELIVERABLES/QUALITY ASSURANCE/ACCEPTANCE

A.   INITIAL DELIVERY
     Within ten days after the Effective Date, OSI shall deliver, in reproducible form, the current copy of the items listed in Addendum A.

B.   SUBSEQUENT DELIVERIES
     Delivery of UPDATES shall be in the same form as the initial delivery of the item being updated unless otherwise mutually agreed.

C.   GENERAL REQUIREMENTS
     The object and source code versions of the PACKAGE shall be delivered an separate media as specified in Addendum A. All items to be delivered hereunder shall be F.O.B. destination and OSI shall make shipment in accordance with UNISYS instructions.

D.   ACCEPTANCE
     All items to be delivered to UNISYS by OSI under this Agreement shall be subject to UNISYS evaluation, testing, and acceptance for conformance to applicable specifications. In the event of nonconformance, OSI shall use commercially reasonable efforts in accordance with the provisions of this Agreement, to make modifications required to achieve such conformance and shall deliver in a timely manner to UNISYS the modified items for UNISYS further evaluation, testing and acceptance. From and after the Effective Date, UNISYS shall have a period of [**] to evaluate the PACKAGE in order to determine whether the PACKAGE and DOCUMENTATION meet UNISYS reasonable requirements with respect to performance, accuracy and reliability. If, prior to the end of said [**] evaluation period, UNISYS gives OSI notice that the PACKAGE and DOCUMENTATION do not meet UNISYS requirements



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     based on material, concrete factors specified in such notice, then unless the parties reach mutually agreeable terms for the resolution of the issue, UNISYS may elect to cancel this Agreement and receive a return of any amounts paid pursuant to Paragraph 4A above.

ARTICLE 6 - UPDATES

A. During the term of this Agreement, OSI shall promptly inform UNISYS and shall keep UNISYS advised after the status of all IMPROVEMENTS, ENHANCEMENTS, and CORRECTIONS being developed by or for OSI for the PACKAGE and the DOCUMENTATION, IMPROVEMENTS/ENHANCEMENTS by OSI will only be delivered to UNISYS when the IMPROVEMENTS/ENHANCEMENT'S become generally available to all OSI customers; provided, however, OSI will provide UNISYS with access to beta versions of such IMPROVEMENTS/ENHANCEMENTS prior to general availability, but such beta versions may not be sublicensed to END USERS. When any such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS hove been completed by OSI. OSI shall provide to UNISYS one (1) copy of the PACKAGE incorporating such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS, and one (1) copy of the DOCUMENTATION properly updated to reflect such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS.

B. During the term of this Agreement, UNISYS shall promptly inform OSI and shall keep OSI advised of the status of all IMPROVEMENTS, ENHANCEMENTS, and CORRECTIONS being developed by UNISYS, the DISTRIBUTION CHANNEL or SUBCONTRACTORS for the PACKAGE and the DOCUMENTATION, IMPROVEMENTS/ENHANCEMENTS by UNISYS, The DISTRIBUTION CHANNEL or SUBCONTRACTORS will only be delivered to OSI when the IMPROVEMENTS/ENHANCEMENTS became ready far general release to UNISYS customers; provided, however, UNISYS, the DISTRIBUTION CHANNEL or SUBCONTRACTORS will provide OSI with access to beta versions of such IMPROVEMENTS/ENHANCEMENTS prior to general availability, but such beta versions may not be sublicensed to END USERS. When any such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS have been completed by UNISYS, the DISTRIBUTION CHANNEL or SUBCONTRACTORS, UNISYS shall provide to OSI one (1) copy of the PACKAGE incorporating such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS, and one (1) copy of the



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

     DOCUMENTATION properly updated to reflect such IMPROVEMENTS, ENHANCEMENTS, or CORRECTIONS.

C. OSI shall deliver an UPDATE containing an accumulation of CORRECTIONS to UNISYS at the same time OSI releases such UPDATE for its own use or for use by its customers; provided, however, that such UPDATE shall be delivered to UNISYS not less frequently than every six (6) months, commencing the sixth
     (6th) month after the Effective Date, and in no event later than the end of the sixth (6th) month after the Effective Date, unless the parties otherwise mutually agree in writing. Any CORRECTIONS made by UNISYS, the distribution CHANNEL or subcontractors independent of IMPROVEMENTS or ENHANCEMENTS shall be sent to OSI on a monthly basis for accumulation into the next OSI UPDATE of the UNISYS PAAG specific version.

D. If any portion of the PACKAGE or DOCUMENTATION is translated, localized or nationalized by or for OSI or any of its agents, OSI shall promptly so notify UNISYS and, if requested by UNISYS for use by or for END USERS in the territory, OSI shall, within thirty (30) days of such request, deliver one (1) copy of such PACKAGE or DOCUMENTATION to UNISYS.

ARTICLE 7 - TECHNICAL TRAINING/INTEGRATION

A. OSI, as requested by UNISYS and at no charge, shall furnish an initial "train the trainer" training course in each of Asia and South Africa to UNISYS and UNISYS subsidiary personnel in the installation, maintenance, and operation of the PACKAGE. Each training course shall be of sufficient length to accomplish the competency level described above but shall be no less than five (5) days in length. Course materials shall be provided at no charge and may be retained by the trainees. If additional training is required by UNISYS, OSI shall provide training courses as required, based on a mutually established schedule, location, and discount from OSI's standard training rates.

B. In the event UNISYS determines that UNISYS requires more in-depth training than the standard training furnished pursuant to Paragraph A, above, or in the event OSI is unable to accommodate UNISYS personnel in its standard training courses. OSI shall provide a "train the trainer" internals workshop of no less than ten (10) days duration for Unisys personnel for training in the installation, maintenance, operation, modification, and enhancement of the PACKAGE, including detailed analysis of the design, structure, and architecture of the PACKAGE. Such training shall be conducted in accordance with schedules



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     mutually agreed upon by the parties, training will generally, be conducted at OSI's facility, unless otherwise agreed by the parties, At the end of each course OSI shall, if requested by UNISYS, provide UNISYS with any available instructor materials for the class, for UNISYS subsequent use in performing training.

C. If a major UPDATE (i.e., those changes for which OSI offers "differential' training to its own customers) is made by OSI, OSI shall, as requested by UNISYS, provide training courses in accordance with the requirements set forth in Paragraph A, above.

D. The training to be performed under Paragraphs A and B above shall be at the location described therein, and the training to be performed under Paragraph C above shall be provided at OSI, unless UNISYS & OSI mutually agree to have the training provided at a site other than OSI's facility in Glastonbury, Connecticut.

     1. If the training is to be performed at OSI's facility, (a) OSI shall make available, for the use of UNISYS personnel, equipment, facilities and other items required for such training, and (b) UNISYS shall bear the cost of travel and living expenses of its personnel.

     2. If the training is to be performed at other than OSI's facility, UNISYS shall (a) reimburse OSI, in accordance with Addendum C, for travel and living expenses incurred by OSI's personnel to the extent that such expenses arise solely and directly from the training being performed at other than an OSI facility, and (b) make available adequate facilities and equipment reasonably required for such training.

E. OSI shall assist UNISYS in the [**] END USER installations/ customizations, and will thereafter provide assistance as requested by UNISYS on a "personnel available" basis, OSI will be compensated for this assistance at a rate of [**] for the [**] END USER installations/customizations, and thereafter at the rates set forth in Addendum B. If OSI personnel are required to provide on-site assistance, UNISYS shall reimburse OSI, in accordance with Addendum C, for travel and living expenses incurred by OSI's personnel to the extent that such expenses arise solely and directly from the assistance being performed at other than an OSI facility.

F. OSI, as requested by UNISYS, shall provide consultancy services following the Effective Date to support UNISYS efforts to create an "Asian/African version" of the PACKAGE. Such consultancy services shall consist of technical advice with respect to the functionality, design and architecture of the PACKAGE, such that UNISYS will have the tools and information necessary to perform development work, OSI shall assist UNISYS at no charge in performing a "gap analysis" of the required modifications to the PACKAGE to meet the needs of the Asian and African markets, and will further provide a total of six man-months of consultancy services for the creation of the Asian/African version. OSI will be compensated for any consultancy services beyond the first six man-months at the rates provided in Addendum B.

ARTICLE 8 - MARKETING SUPPORT

A OSI will support UNISYS in its initial program launch marketing activities, for a period of time to be agreed upon by the Marketing Administrators. Such activities shall be at no charge to UNISYS, except as noted or as otherwise agreed by the Marketing Administrators, and shall include the following:

     1. OSI shall, as requested by UNISYS, furnish train the trainer type training in Asia and South Africa to UNISYS and UNISYS subsidiary marketing organization personnel for the marketing of the PACKAGE. Such training shall be on specific dates to be mutually agreed upon. Except as provided in Paragraph 8B below, each party shall bear its own costs relative to such training.

     2. At UNISYS reasonable request, OSI shall participate at no charge to UNISYS in one trade show, user conference or other similar event per year at which the PACKAGE is to be exhibited, demonstrated, discussed or otherwise involved, OSI may participate in additional events by mutual agreement, at cost.

     3. Technical bid support to assist UNISYS to make proposals to at least four potential END USERS; provided that after the first four potential END USERS, such support shall be provided at the rates set forth in Addendum B.

B. If any of the support rendered pursuant to Subparagraphs 1 and 3, above, is furnished at other than an OSI facility, UNISYS shall reimburse OSI, in accordance with Addendum D, for travel and living expenses incurred by

     OSI's personnel to the extent such expenses arise solely and directly from such support being performed at other than an OSI facility.

ARTICLE 9 - MAINTENANCE/TECHNICAL SUPPORT

A    OSI shall provide maintenance and technical support as described in this
     Article 9 for the PACKAGE and DOCUMENTATION as delivered to UNISYS. UNISYS shall be responsible to provide maintenance and technical support for any modifications or enhancements it makes to the PACKAGE and DOCUMENTATION. UNISYS shall advise OSI of errors and, defects in the PACKAGE and DOCUMENTATION reported by END USERS or discovered by UNISYS, and OSI shall resolve the errors and defects, as provided herein, if UNISYS reproduces such errors or defects in the version of the PACKAGE or DOCUMENTATION as delivered to UNISYS. At UNISYS request, OSI shall assist UNISYS to resolve errors and defects which are not reproducible in the version of the PACKAGE and DOCUMENTATION as delivered to UNISYS and in such event, UNISYS shall pay OSI at the rates set forth in Addendum B for the time of such personnel and reimburse OSI, in accordance with Addendum C, for travel and living expenses of such personnel incurred in rendering such assistance.

B. UNISYS agrees that it shall provide the first of product and technical help desk support to the DISTRIBUTION CHANNEL, SUBCONTRACTORS and END USERS. This shall include all of the day to day issues of functionality', error correction and customer service. In the event that UNISYS lack the requisite skills or knowledge to resolve an issue, OSI shall provide telephone consulting services only to UNISYS designated personnel to assist such personnel in the resolution of such problems, relative to the PACKAGE or DOCUMENTATION. In no instance shall OSI provide direct support to the DISTRIBUTION CHANNEL, SUBCONTRACTORS and END USERS as defined herein. Said OSI services shall be provided seven (7) days per week. Twenty-four (24) hours per day for Priority A errors and during normal working hours for other errors, OSI shall furnish the names and telephone numbers of its personnel for both normal working hours and other times (e.g., holidays, weekends, etc.), UNISYS shall provide the names and telephone numbers of the designated UNISYS personnel assigned to work with OSI.

     C. UNISYS agrees to minimize the number of support contacts that it makes with OSI after the first six months of this Agreement UNISYS also agrees to provide OSI with a quarterly report summarizing the nature of calls made to the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




     UNISYS help desk, whether or not these calls were forwarded to OSI. After the first six months of this Agreement any call made to UNISYS and forwarded to OSI that could have been resolved by UNISYS without OSI assistance or that was made in direct response to a UNISYS made IMPROVEMENT, ENHANCEMENT or CORRECTION shall be chargeable to UNISYS as extraordinary support services at the rates set forth in Addendum B.

D. Upon UNISYS reasonable request, and subject to availability, OSI shall furnish qualified personnel for on-site assistance to UNISYS, to resolve problems and assist in customization. In such event, UNISYS all pay OSI at the rates set forth in Addendum B for the time of such personnel and reimburse OSI, in accordance with Addendum C, for travel and living expenses of such personnel incurred in rendering such assistance; provided, however, That OSI shall not be entitled to payment for the time of its personnel if such assistance to resolve problems is required due solely to a significant error or defect in the PACKAGE DOCUMENTATION as delivered to UNISYS or OSI's training and such defect cannot otherwise be reasonably resolved in a timely manner.

E. OSI agrees to diligently work for the prompt resolution of defects and errors in the PACKAGE or correction of errors or inconsistencies in the DOCUMENTATION, OSI agrees to respond to UNISYS as required by UNISYS "User Communication Form" (UCF), Exhibit 1 hereof, as revised or replaced by UNISYS from time to time. Notwithstanding the foregoing, in case of a system-down condition (i.e., Priority Code A, Emergency, as defined below) attributable to OSI. UNISYS may utilize and designate other means of communication for both the reporting of errors and the correction thereof. OSI shall respond to and use commercially reasonable efforts to complete correction of errors, defects and malfunctions in accordance with the following schedule:


                             RESPONSE (2)             CLOSURE (3)
                             ------------             -----------
ERROR PRIORITY (1)           (Calendar Days)          (Calendar Days)
Emergency (A)                [**]                     [**]
Critical (B)                 [**]                     [**]
Non-Critical (C)             [**]                     [**]

(1)  PRIORITY     A - Catastrophic system or module failures that do not
     CODES:           have a viable detour or workaround available.

                  B - Problems that have been substantiated as a serious
                      inconvenience to users, this includes any Priority A for which a viable detour or workaround is available.

                  C - All other problems which the user can avoid or detour
                      for which there is no urgency for a resolution.

(2)  RESPONSE:    Response consists of providing, as appropriate, one or more of the following to the UCF originator: a workaround/detour, an existing CORRECTION, a new CORRECTION against reported product level only, an available release, a release commitment for Priority B and C, notification of a non-problem.

(3)  CLOSURE:     Closure consists of providing a final CORRECTION of the
                  problem to the UCF originator including UPDATES of the PACKAGE, and revised or new DOCUMENTATION as necessary.

     In the event OSI does not furnish corrections of Priority A errors within the applicable times set forth above, upon UNISYS reasonable request, OSI shall furnish on-site maintenance support personnel, at the designated site, who shall remain at the site and provide support until the problem is corrected. In the event that the error is not due solely to an error, defect, malfunction, or breach of warranty regarding the PACKAGE or DOCUMENTATION, UNISYS shall pay OSI at the rates set forth in Addendum B for time spent at the site and reimburse OSI, in accordance with Addendum D, for travel and living expenses incurred by said personnel.

F. OSI shall furnish the maintenance and technical support described in Paragraphs A, B, C and D, above, for the current release level of the PACKAGE and the previous release level thereof.

ARTICLE 10 - NOTICES/ADMINISTRATION

All notices shall be in writing and shall be sent by certified mail, return receipt requested, or by wire communications (e.g., facsimile, To be followed by US Mail or overnight carrier), To the respective Contract Administrator, at the address noted below, or as the same may be changed from time to time by notice similarly given:

A.   FOR UNISYS

     1. General administration and liaison shall be performed by Jayant Sardeshmukh (referred to herein as UNISYS Contract Administrator, 7000 Palmetto Park Road, Suite 201, Boca Raton, Florida 33433, or his designee or successor.

     2. Technical liaison shall be performed by Maurice Locsin (referred to herein as UNISYS technical Administrator), Manila, Philippines, or his designee or successor.

     3. Marketing liaison shall be performed by Jonji Villa (referred to herein as "UNISYS Marketing Administrator"), 12/F World Trade Center, 280 Gloucester Road, Causeway Bay, Hong Kong, or his designee or successor.

B.   FOR OS

     1. General administration and liaison shall be performed by Douglas Anderson (referred to herein as "OSI's Contract Administrator"), 300 Winding Brook Drive, Glastonbury, Connecticut 06033, or his designee or successor.

     2. Technical liaison shall be performed by Clifford Waggoner (referred to herein as "OSI's Technical Administrator"), 300 Winding Brook Drive, Glastonbury, Connecticut 06033, or his designee or successor.

     3. Marketing liaison shall be performed by Michael Nicastro (referred to herein as "OSI's Marketing Administrator"), 300 Winding Brook Drive, Glastonbury, Connecticut, or his designee or successor.

C. The Technical and Marketing Administrators may, as applicable to their respective function, provide further details, handle necessary technical and marketing matters, develop/implement administrative procedures, but shall have no authority to affect or change any of the terms and conditions of this Agreement the exercise of each party's right of termination or cancellation and the exercise of other general rights of the parties are reserved to the Contract Administrators.

ARTICLE 11 - TERMINATION

A. This Agreement may be terminated by either party for cause, in the event that the other party substantially fails to perform any of its material obligations hereunder and said cause is not corrected within 30 days after delivery of written notice from the non-defaulting party specifying such cause.

B. If a party (i) is involved in any proceedings under any bankruptcy or other insolvency laws, or laws for the relief of debtors; (ii) has a receiver or other court appointee named for its business or property; (iii) makes an assignment for the benefit of creditors; (iv)is liquidated, dissolved, or its existence is terminated; then the other party may suspend performance under this Agreement and/or terminate this Agreement immediately upon written notice.

C. Cancellation or termination of this Agreement shall not cancel, terminate or affect sublicenses previously granted to END USERS, nor shall any obligations already committed to END USERS be extinguished, Unisys shall be permitted to continue to use the PACKAGE and DOCUMENTATION to fulfill support and maintenance obligations, however, Termination of this Agreement shall terminate the rights of UNISYS and the DISTRIBUTION CHANNEL to grant additional sublicenses after such termination, OSI shall have the option to assume the rights and obligations of UNISYS under its sublicenses with END USERS if the agreement is rightfully terminated by OSI pursuant to Paragraphs 11 A or 11 B above, and in such instance UNISYS shall take appropriate measures to assign its rights under the sublicenses to OSI, the parties' rights to cancel or terminate in accordance with this Article are in addition to and shall not limit or prejudice any other right or remedy available under this Agreement, at law, or in equity, except as provided herein.

ARTICLE 12 - CONFIDENTIAL INFORMATION AND DISCLOSURE

A. Any information which either party may disclose to the other party shall not be deemed to be confidential and shall be acquired free from any restriction, unless the information is proprietary to the disclosing party or its licensors and, if it is disclosed in tangible form, The disclosing party marks such information as being confidential to it by marking such information as "Proprietary", "Restricted", or "Confidential". Any confidential information disclosed orally shall be identified as confidential at the time of disclosure and thereafter reduced to tangible form with a copy prominently marked as aforesaid, delivered to the receiving party within thirty (30) days of the verbal disclosure. When a writing contains both confidential and nonconfidential information, The disclosing party shall specifically note the information which is confidential, OSI represents that the PACKAGE contains trade secrets and UNISYS agrees to treat the PACKAGE as OSI's confidential information

B. Each party shall exercise the same degree of care, in no event less than reasonable care, to avoid the publication or dissemination of the confidential information of the other party as it affords to its own confidential information of a similar nature which it desires not to be published or disseminated.

C. Confidential information disclosed under this Agreement shall only be used by the receiving party in the furtherance of this Agreement or the performance of its obligations hereunder.

D. The obligation of the parties not to disclose confidential information shall survive the termination or cancellation of this Agreement However, neither party shall be obligated to protect confidential information of the other party which:

     1. is rightfully received by the receiving party from another party without restriction, or

     2. is known to or developed by the receiving party independently without use of the confidential information, or

     3. is or becomes generally known to the public by other than a breach of duty hereunder by the receiving party, or

     4. has been or is hereafter furnished to others by the disclosing party without restriction on disclosure.

     The obligation not to use or disclose said confidential information shall end five years after the date of receipt of said confidential information, except with respect to software, including any related documentation, for which the obligation shall continue until the occurrence of any of the events listed in Subparagraphs D1 through D4, above.

E. UNISYS shall be permitted to disclose said confidential information to the DISTRIBUTION CHANNEL and to SUBCONTRACTORS for their use in the furtherance of this Agreement in accordance with the rights and licenses granted; provided, however, That the DISTRIBUTION CHANNEL and SUBCONTRACTORS agree to protect such information to the extent provided herein.

F. Except as needed to meet the provisions of Paragraph 11 C above, UNISYS shall return all of OSI's Confidential Information which is in its possession upon the termination of this Agreement.

ARTICLE 13 - WARRANTY

A. OSI warrants that it owns the entire right, title and interest in and to the PACKAGE and DOCUMENTATION or has valid licenses to the PACKAGE and DOCUMENTATION, and that to the best of its knowledge the Source Code and DOCUMENTATION have not been disclosed to others except under an obligation of confidentiality.

B. OSI warrants that it has the right and power to grant the licenses and rights set forth in this Agreement.

C. OSI warrants that (1) the PACKAGE, as supplied, shall perform in all material respects in accordance with its specifications and the DOCUMENTATION listed in Addendum A and the other requirements of this Agreement, (2) the PACKAGE does not contain any disabling devices, and (3) the DOCUMENTATION accurately describes the features, functions, and use of the PACKAGE.

D. OSI warrants that the PACKAGE and DOCUMENTATION are not in the public domain.

E. OSI warrants that it has no knowledge of any patents or copyrights which are infringed or may be infringed, or any trade secrets or other proprietary rights of other parties which ore or may be misappropriated or violated by using, making, copying, or licensing the PACKAGE or DOCUMENTATION as contemplated hereunder, OSI further warrants that any UPDATES it will make to the PACKAGE will not knowingly infringe any patents or copyrights and misappropriate or violate the trade secrets or other proprietary rights of other parties by using, making, copying or licensing the UPDATES as contemplated hereunder.

F. OSI warrants that is has agreements with its employees which ore sufficient for the fulfillment of OSI's obligations pursuant to this Agreement.

G. OSI warrants and represents that the PACKAGE does not contain a cryptographic algorithm (code which transforms data to conceal or reveal information content and which uses at least one confidential parameter) which requires licenses to be obtained from the Deportment of Commerce
     (DOC) and/or the Deportment of State (DOS), for export of said PACKAGE.

H. OSI warrants that the Package shall be capable, when used in accordance with the Documentation, of correctly creating, storing, processing, providing or receiving dote data from, into and between the twentieth and twenty-first centuries, including leap year calculations. The remedy available to Unisys shall include repair, correction or replacement of the Package whose non-compliance is made known to OSI in writing. The rights and remedies that Unisys may otherwise have with respect to defects other than date functionality remain unaffected.


I. UNISYS warrants that any modifications it will make to the PACKAGE will not knowingly infringe any patents or copyrights and misappropriate or violate the trade secrets or other proprietary rights of other parties by using, making copying or licensing the modifications as contemplated hereunder.

ARTICLE 14 - DISCLAIMER

EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY HAS MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE CONCERNING THE PACKAGE TO BE PROVIDED HEREUNDER, THE SCOPE OR DURATION OF ANY MARKETING EFFORT WHICH UNISYS MAY UNDERTAKE, OR THE SUCCESS OF ANY SUCH MARKETING EFFORT. NEITHER PARTY HAS RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATION OF THE PARTY, WRITTEN OR ORAL NOT CONTAINED HEREIN, AS AN INDUCEMENT TO ENTERING INTO THIS AGREEMENT.

ARTICLE 15 - LIMITATION OF LIABILITY

OSI'S LIABILITY FOR DAMAGES TO UNISYS OR TO ANY OTHER PERSON CLAIMING DAMAGES HEREUNDER, OR AS A RESULT OF USE OF THE PACKAGE OR DOCUMENTATION, IF ANY, SHALL BE LIMITED TO THE AMOUNTS PAID BY UNISYS TO OSI DURING THE TWENTY FOUR MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY. EXCEPT AS PROVIDED IN ARTICLE 16

RELATING TO INTELLECTUAL PROPERTY INFRINGEMENT OR A BREACH OF ITS OBLIGATIONS UNDER ARTICLE 12 RELATING TO CONFIDENTIALITY, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, THIS ARTICLE SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

ARTICLE 16 - INFRINGEMENT/INDEMNITY

OSI agrees to indemnity and hold harmless UNISYS, the DISTRIBUTION CHANNEL, SUBCONTRACTORS, and END USERS from any claim, liability, damage or expense including but not limited to reasonable legal expenses of whatever kind for, or on account of, patent infringement, copyright infringement, misappropriation of trade secrets or violation after other proprietary rights in connection with or relating to the authorized use, copying reproduction, distribution, licensing or other disposition of the PACKAGE and DOCUMENTATION in the territory. OSI agrees to defend or settle, at OSI's expense, all suits or proceedings arising out of any of the foregoing; provided UNISYS (a) gives OSI prompt written notice of all suits or threats of suit and other such claims concerning patent or copyright infringement or misappropriation of trade secrets and other intellectual property against UNISYS, the DISTRIBUTION CHANNEL, SUBCONTRACTORS, and END USERS, (b) permits OSI to defend or settle the claims, and (c) provides reasonable assistance to OSI, at OSI's expense, in defending or settling the claims. UNISYS, at its own expense, shall have the right to participate in OSI's defense of any such action through UNISYS own counsel. In the event that OSI fails after notice, to defend any action which it is obligated to defend under this Article 16, UNISYS shall have the right of prosecuting and defending such action or actions and to collect such costs and expenses (including attorney's fees) from OSI and shall further have the right to charge OSI with any and all awards, damages and court costs in such action or actions and to collect such awards, damages and court costs from OSI. If the PACKAGE or DOCUMENTATION are held to be an infringement or misappropriation for which UNISYS is indemnified by OSI, and their use is enjoined, or in OSI's opinion is likely to become the subject of such a claim of infringement OSI shall, at OSI's option and expense, either:

1. procure for UNISYS the right to continue to utilize the PACKAGE and DOCUMENTATION pursuant to the license granted herein, or

2. replace or modify the PACKAGE and DOCUMENTATION in such a way that they shall not continue to constitute such infringement or misappropriation, or

3. if neither of the foregoing is a commercially reasonable alternative, then OSI may temporarily terminate UNISYS right to grant additional licenses and UNISYS must cease granting additional licenses until the problem is resolved.

OSI shall not be liable under this Article 16 if the PACKAGE or DOCUMENTATION have been modified or combined with materials or data not supplied by OSI by any of the parties indemnified hereunder and such modification, combination or combinations are the cause of any such infringement or misappropriation, unless such modifications were made in accordance with OSI's instructions. OSI shall not be liable under this Article 16 if OSI (a) has notified UNISYS of a potential infringement or misappropriation and (b) has provided UNISYS with a new version of the PACKAGE and DOCUMENTATION which avoids the infringement or misappropriation such that UNISYS has a reasonable amount of time to install the new version for END USERS.

ARTICLE 17 - TRADEMARKS AND TRADE NAMES

Nothing contained in this Agreement shall be construed as licensing either party to use any trademark or trade name owned or used by the other party without the prior written consent of the other party. However, UNISYS and the DISTRIBUTION CHANNEL shall have the use of the OSI marks currently used to identify the PACKAGE (and any other or subsequent marks used by OSI to identify the PACKAGE) in connection with the use, marketing, copying, distribution, licensing and sublicensing of the PACKAGE and DOCUMENTATION. UNISYS shall provide OSI with a copy for approval of any and all materials in which UNISYS uses the OSI marks, which approval shall not be unreasonably or untimely withheld, OSI shall have the right to terminate the UNISYS right to use OSI marks if, in OSI's reasonable judgment, such use will be detrimental to OSI's goodwill. When marketing the PACKAGE and DOCUMENTATION, UNISYS and the DISTRIBUTION CHANNEL shall have the right to use their own trademarks or trade names when referring to the PACKAGE or DOCUMENTATION. Each party acknowledges that it acquires no rights or interest in the other Party's trade names, logo, or trademarks by reason of any use of the same in connection with this Agreement

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



ARTICLE 18 - FORCE MAJEURE

Neither UNISYS nor OSI shall be liable to the other for delays in the performance of or completion of this Agreement if notice of such delay is provided as required in Article 21 L and if such delay is caused by strikes, riots, wars, government regulations imposed after the fact, acts of God, fire, flood or other similar causes beyond its control; provided, however, if such delay exceeds sixty (60) days, the other party shall have the option, exercisable by written notice, to cancel this Agreement pursuant to Article 11.

ARTICLE 19 - ASSIGNMENT AND BENEFITS

All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other. Such consent shall not be withheld unreasonably. Any unauthorized assignment or delegation shall be null and void. Notwithstanding the foregoing, either party may assign or otherwise transfer its rights and obligations to successors in interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof without the consent of the other party; provided, however, UNISYS may not assign its rights and obligations to any of the parties then listed on Addendum E.

ARTICLE 20 - [**]

OSI warrants that [**] covered by this Agreement [**]. If, at any time during the term of this Agreement, OSI [**].

ARTICLE 21 - GENERAL PROVISIONS

A.   GOVERNING LAW

     This Agreement shall be construed, governed and interpreted in accordance with the laws of the State of Connecticut, other than the rules relating to the choice of law.

B.   CAPTIONS/HEADINGS

     The captions and headings of the Articles, clauses and paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as a part of or modifying any provisions of this Agreement.

C.   WAIVER
     The failure of either party to insist in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right

D.   SEVERABILITY
     If any court should find any particular provision of this Agreement void, illegal, or unenforceable, then that provision shall be regarded as stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

E.   INDEPENDENT CONTRACTORS
     It is agreed that the relationship between the parties is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint venturers, agent and principal, employer and employee, or any relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

F.   CONFLICT OF INTEREST
     OSI represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction which would in any way interfere with or be inconsistent with the rights to the PACKAGE and DOCUMENTATION granted to UNISYS under this Agreement.

G.   COUNTERPARTS
     This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

H.   PUBLICITY
     Neither party shall, except as may be required by law or federal regulation, or except with the prior written permission of the other party, publicly advertise this Agreement or disclose its contents.

I.   RISK OF LOSS
     Until such time as the deliverable items are in UNISYS possession, all risk of loss shall be OSI's.

J.   ENTIRE COMPENSATION
     Except as may be specifically provided otherwise in this Agreement, OSI's performance of the work and fulfillment of its other obligations under this Agreement and the granting of licenses and rights to UNISYS shall be at no cost or charge to UNISYS.

K.   PERSONAL INJURY/PROPERTY DAMAGE
     Each party (the "Indemnifying Party") shall hold harmless the other party from any claim of personal injury or property damage to the extent that such claim arises from any act or omission of the Indemnifying Party. Upon request, either party shall furnish evidence of insurance coverage for such injury and damage.

L.   NOTICE OF DELAY
     Whenever any occurrence (e.g., an event of Force Majeure or a filing under a bankruptcy law) is delaying or threatens to delay either party's timely performance under this Agreement, that party shall promptly give notice thereof, including all relevant information with respect thereto, to the other party.

M.   COMPLIANCE WITH LAW
     The parties shall in the performance of this Agreement comply with all applicable laws, executive orders, regulations, ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other governmental authority which may now or hereafter govern performance hereunder including, without limitation, all laws, executive orders, regulations, ordinances, rules and proclamations regarding Equal Employment Opportunity, the exporting of technology, and withholding for income taxes.

N.   TAXES

     The PACKAGE licensed hereunder to UNISYS is basically for sublicense to END USERS and therefore should be exempt from sales, use and other similar taxes. However, if such tax should be imposed on OSI, UNISYS shall either bear such tax by a direct payment to the taxing authority or shall reimburse OSI for such tax. UNISYS shall be responsible for any applicable customs and duties related to its sublicensing of the PACKAGE.

O.   ACCESS TO BOOKS
     Through a mutually acceptable independent auditor, OSI shall have reasonable access to the sufficient books and records of UNISYS once every twelve (12) months for the sole purpose of determining the amounts due hereunder, at OSI's own cost; provided, however, that such auditor agrees to be bound by the provisions of Article 12.

P.   ARBITRATION

     1. Subject to Subparagraphs 2 through 5, below, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration before three (3) arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be conducted in the city nearest OSI's office having an AAA regional office. The arbitrators shall be selected from a panel of persons having experience with and knowledge of electronic computers and the computer business, and at least one of the arbitrators selected shall be an attorney.

     2. The arbitrators shall have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

     3. Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary or permanent injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings.

     4. Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of both parties.

     5. Prior to initiation of arbitration or any other form of legal or equitable proceeding, the aggrieved party shall give the other party at least thirty (30) days prior written notice in accordance with
           Article 10 describing the claim and amount as to which it intends to initiate action, provided that nothing contained herein shall prohibit either party from immediately seeking equitable relief to enforce any provision of this Agreement from a court of competent jurisdiction under such circumstances as that party's interests hereunder and its property will be otherwise compromised.

ARTICLE 22 - ADDENDA/ATTACHMENTS

All Addenda, attachments and other documents referred to in this Agreement and all specifications, drawings and documents referenced therein are hereby incorporated in and made part of this Agreement.

ARTICLE 23 - SURVIVAL OF PROVISIONS

In addition to the rights and obligations which survive as expressly provided for elsewhere in this Agreement, the Articles and Addenda which by their nature should survive, shall survive and continue after any termination or cancellation of this Agreement, and specifically Articles 11, 12, 14, 15, 16, and 19 shall survive.

ARTICLE 24 - ENTIRE AGREEMENT

This Agreement states the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements and other communications, both oral and written, between the parties with respect to the subject matter hereof. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

This Agreement has been duly signed by authorized representatives of the parties and shall become effective as of the latest date set forth below (the "Effective Date").

OPEN SOLUTIONS, INC.                     UNISYS CORPORATION

By: /s/ Douglas Anderson                 By: /s/ Jack A. Blaine
    Douglas Anderson                         Jack A. Blaine

Title: President                         Title: Corporate Senior Vice President,
                                                President, PAAG

Date: 6/18/97                            Date:   11 June 1997

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                           SOFTWARE LICENSE AGREEMENT

                                   ADDENDUM A

                            PACKAGE AND DOCUMENTATION


A    PACKAGE

     "The Complete Banking Solution" Modules:

             Customer Service Representative      System Operations
             Teller                               Bank Operations
             Loan Monetary                        Branch Operations
             Loan CSR                             Product Manager
             Loan Utilities                       External File Manager
             Loan Investor                        Batch Manager
             Loan Escrow                          Batch Server
             Card Manager                         G/L Interface
             OSI Data Model

B.   DOCUMENTATION

     [**]:
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]                                 [**]
             [**]

     Marketing Literature:

             Various brochures, advertisements and product descriptions

C.   ENVIRONMENT

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




         The PACKAGE operates on Intel based servers and personal computers utilizing Microsoft Windows NT as the operating system and the Oracle Relational Database Management System.





                           SOFTWARE LICENSE AGREEMENT

                                   ADDENDUM B

                              COMPENSATION SCHEDULE


A.   LICENSE FEES

     Far the purpose of marketing activities, the suggested list price for the PACKAGE will be [**] if OSI 's teller and Platform module is included in the PACKAGE, or [**] if OSI's teller and Platform modules are not included in the PACKAGE. The parties shall meet annually and review market pricing in the territory, making revisions to the suggested list price as appropriate. The suggested list price will also be reviewed if new functionality with value in the territory is added to the PACKAGE.

     The suggested list price far the SOURCE CODE far marketing activities will be [**], or such other amount as the parties may mutually agree an a case by case basis.

     The actual price to be charged to END USERS will be determined by UNISYS in its sole discretion.

     License fees due OSI for the PACKAGE shall be calculated as [**] of the suggested list price for the PACKAGE for each of the [**] sublicenses of the PACKAGE in each calendar year. Thereafter, license fees due OSI shall be calculated at [**] of the suggested list price for the PACKAGE for each sublicense of the PACKAGE in any calendar year. In those instances where UNISYS translates the PACKAGE, the license fee due OSI shall be reduced by [**] for the [**] of each translation of the PACKAGE which are sublicensed to END USERS.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




B.   SERVICES

     OSI shall provide UNISYS with a [**] OSI standard service rates.

     At the Effective Date, OSI's rates for training services are [**]. Rates for implementation/installation/conversion services are [**]. Rates for extraordinary support services are [**]. OSI shall provide UNISYS advance written notice of any changes to such rates, and increases shall not be effective for at least thirty days from the date of such notice.

C.   SUPPORT FEES

     Support fees due OSI for the PACKAGE shall be calculated as [**] of the net annual maintenance fee charged by UNISYS to the END USER. For the purposes of this Agreement, the net annual maintenance fee shall be deemed to be [**] of the suggested list price for the PACKAGE licensed to the END USER.

                           SOFTWARE LICENSE AGREEMENT

                                   ADDENDUM C

                                  TRAVEL POLICY

LODGING: Accommodations shall be selected in accordance with the hotels and the corresponding rates indicated in the Unisys Hotel Directory, whenever possible.

              The itemized hotel bill must be submitted as a receipt.

MEALS: The cost of all meals will be reimbursed an actual/reasonable basis, except meals provided free of charge an airlines, at hotels, at Unisys facilities, at Unisys sponsored meetings, etc. Meals provided free of charge shall be itemized as such. Any meal cost of ten dollars ($10) or greater must be supported with a charge card or otherwise valid receipt.

CAR RENTAL:   The rental of an automobile at a rate in excess of major rental agency rates for standard automobiles is prohibited. The itemized car rental agreement form must be submitted as a receipt

TRAVEL: All personnel must travel by coach or economy class for air and rail travel. Unisys authorized travel of personnel by private auto shall be compensated at the rate of thirty-one cents ($0.31) per mile, plus tolls and parking fees. The ticket form for air or rail travel must be submitted as a receipt

The above information is provided as a guideline and shall be adhered to whenever possible. However, all reasonable, actual expenses incurred which are submitted and supported by appropriate receipts (any expense of ten dollars or greater must be supported with a charge card or otherwise valid receipt) shall be reimbursed.

                           SOFTWARE LICENSE AGREEMENT

                                   ADDENDUM D

                     EXCLUSIONS TO SUBCONTRACTOR DEFINITION


Phoenix International
Fiserv and its subsidiaries including information technology Inc. (ITI)
Bisys
Alltel
Broadway & Seymour
M&I Data Services
EastPoint Technologies
Peerless
NCR Corporation
Jack Henry
Hogan Systems
Perot Systems
Banctec
ACS
EDS and Its subsidiaries
Kirchman
Bankworks AG
LeapFrog Technologies
Bankline MidAmerica
IBM
Precision Systems
Sparak Systems
Data Dimensions Inc.

any regional financial service bureau or outsourcing organization serving the U.S. banking marketplace

                           SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT 1                        PAGE 1 OF 2

U N I S Y S

                  USER COMMUNICATION FORM (UCF) - (SIMULATION)
                         To: SUPPORT ACTIVITY LOCATION)

UCF#  (DIST/SUB/COUNTRY)*(BRANCH/LOC)*(CUSTOMER REF)

DATE PREPARED: __________________

CLASS:                                        FORM TYPE:
[ ] Software  [ ] Hardware  [ ] Application   [ ] MTR  [ ] Problem   [ ] Feature
                                                                Suggestion

================================================================================

PRODUCT/SYSTEM DESCRIPTION

================================================================================

(HOST PROCESSOR/MACHINE TYPE)    (SYSTEM RELEASE)    (UNIT STYLE)   (SERIAL NO.)
(PRODUCT)                        (LEVEL)             (COMPONENT)
(FIRMWARE)                       (FIRMWARE LEVEL)    (OP SYSTEM)    (OS LEVEL)

OCCURRENCES    REPRODUCIBLE  PRODUCT STATUS                         PRIORITY

[ ] ONE-TIME   [ ] YES       [ ] UN-USABLE  [ ]PROBLEM AVOIDABLE    [ ]A   [ ] C
[ ] MULTIPLE   [ ] NO        [ ] DEGRADED   [ ] SYSTEM UNAFFECTED   [ ]B

================================================================================

MATERIALS

================================================================================

MATERIALS ATTACHED (Dump, Trace, Data, Obj. Code, Listing, Parts, Tape)  No. ___

[ ] YES  [ ] NO     (MATERIALS DESCRIPTION)

[ ] ADDITIONAL INFORMATION (Previous UCF Reg. No)   (Previous UCF Ref #)
[ ] FORWARDED UNDER SEPARATE COVER (Comments)

================================================================================

DESCRIPTION

================================================================================

CONCISE DESCRIPTION (MAXIMUM 76 CHARS)

_______________________________________________________________

_______________________________________________________________

(OPERATIONS IMPACT)
(PERTINENT CONFIGURATION)
(FULL DESCRIPTION)

(ANALYSIS/WORKAROUND)

                            [ ] DESCRIPTION CONTINUED

SUGGESTED FIXED ATTACHED                    SITE TESTED
[ ] YES  [ ] NO                                 [ ] YES  [ ] NO

================================================================================

                           SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT 1                        PAGE 2 OF 2


U N I S Y S

                  USER COMMUNICATION FORM (UCF) - (SIMULATION)



================================================================================

SITE
IDENTIFICATION

================================================================================

(ORIGINATOR'S NAME)                                   (UNISYS SITE NUMBER)
(COMPANY NAME)                                        (TELEPHONE NUMBER)
(ADDRESS)                                             (TELEX/DEX NUMBER)
(CITY, STATE, COUNTRY, ZIP CODE)

================================================================================

SUPPORT (UNISYS USE ONLY)

================================================================================

(Reviewer)
(Title)          (Organization)      (Phone Number)       (Telex/Dex Number)

--------------------------------------------------------------------------------
(Address)        (Date Acknowledged) (Date Received)      (Authorization Number)

--------------------------------------------------------------------------------

(City, State, Country, Zip Code)     (Assigned Priority)  (Register Number)

--------------------------------------------------------------------------------

(Keywords Minimum of One)  (Keyword Dictionary)